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                                                               EXHIBIT (H)(1)(E)

                         AMENDMENT TO SERVICES AMENDMENT

     This Amendment, dated February 7, 2007, to the Services Amendment dated as of February 1, 2005 (the "AMENDMENT"), by and among State Street Institutional Investment Trust, a trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1625 Broadway, Suite 2200, Denver, Colorado 80202 (the "TRANSFER AGENT").

     WHEREAS, the Transfer Agent and the Fund wish to modify the provisions of the Amendment to reflect the addition of three new Portfolios under Exhibit B of this Amendment; and

     NOW THEREFORE, the parties hereby agree to amend the Services Amendment as follows:

     1. The parties hereto agree to delete Exhibit B in its entirety and replace it with a new Exhibit B dated February 7, 2007 and is attached hereto.

     2. Except as specifically set forth herein, all other provisions of the Amendment shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STATE STREET INSTITUTIONAL              ALPS FUND SERVICES, INC.
INVESTMENT TRUST


By: /s/ James Ross                      By: /s/ Jeremy O. May
    ---------------------------------       ------------------------------------
Name: James Ross                        Name: Jeremy O. May
Title: President                        Title: Managing Director

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                              EXHIBIT B- FUND LIST

                                  AS AMENDED ON
                                FEBRUARY 7, 2007

State Street Institutional Investment Trust

     State Street Institutional Liquid Reserves Fund
     State Street Institutional Limited Duration Bond Fund
     State Street Institutional Tax Free Limited Duration Bond Fund State Street Institutional Tax Free Money Market Fund